Exhibit 99.2

FINANCIAL STATEMENTS

SurgLine, Inc.

Board of Directors

Surgline Inc.

Newport Beach, California

Report of Independent Registered Public Accounting Firm

We have audited the balance sheet of Surgline, Inc. as of July 31, 2011, related statements of operations, stockholders’ equity, and statements of cash flows for the one month ending July 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheet of Surgline, Inc. as of July 31, 2011, related statements of operations, stockholders’ equity, and statements of cash flows for the one month ending July 31, 2011 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PC

February 17, 2012

Los Angeles, CA

11301 W. Olympic Blvd. # 714

Los Angeles, CA 90064

T: 310.553.5707  F: 310.553.5337

www.rrhawkins.com

SurgLine, Inc.
Balance Sheet

July 31,
2011
ASSETS:

CURRENT ASSETS
Cash	$49,011
Deposit	20,000
Prepaid assets	2,500
Total current assets	71,511

PROPERTY AND EQUIPMENT	704

TOTAL ASSETS	$72,215

LIABILITIES AND STOCKHOLDERS' DEFICIT:

CURRENT LIABILITIES:
Accounts payable	$20,006
Accrued liabilities, related parties	49,000
Advances from affiliates	500
Total liabilities	69,506

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY:
Common stock, 75,000,000 authorized, par value $0.0001 and 22,965,000issued and outstanding as of July 31, 2011	2,322
Deficit accumulated during the development stage	(699,872)
Additional paid-in capital	700,259
Total stockholders' equity	2,709

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$72,215

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.
Statement of Operations
For the Period
From July 1, 2011
Through
July 31, 2011

REVENUES:
Revenues	$-

OPERATING EXPENSES:
Common stock and warrant based compensation consultants	389,580
General and administrative expenses - related party	43,200
General and administrative expenses	21,955

OPERATING LOSS	454,735

NET LOSS	$(454,735)

NET LOSS PER SHARE:

Basic and diluted loss per share:	$(0.02)

Weighted average of number of shares outstanding - basic and diluted	20,108,486

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.
Statement of Stockholders' Equity
For the period from July 1, 2011 Through July 31, 2011
				Deficit Accumulated
			Additional	During the
	Common Stock		Paid-	Development
	Shares	Amount	In Capital	Stage	Total

BALANCE AT JUNE 30, 2011	21,315,000	$2,132	$260,868	$(245,136)	$17,864

Common stock issued for services	1,650,000	165	329,835	-	330,000
Warrants issued for services			59,580	-	59,580

Common stock issued for cash	250,000	25	49,975		50,000

Net loss	-	-	-	(454,735)	(454,735)
BALANCE AT JULY 31, 2011	23,215,000	$2,322	$700,258	$(699,871)	$2,709

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.
Statement of Cash Flows
For the Period
From July 1, 2011
Through
July 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(454,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	389,580
Changes in assets and liabilities:
Other current assets	-
Accrued liablities	37,273
Accounts payable	15,051
Net cash used in operating activities	(12,831)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	-
Proceeds from the sale of common stock	50,000
Net cash provided by financing activities	50,000

INCREASE IN CASH	37,169
CASH, BEGINNING OF PERIOD	11,842
CASH, END OF PERIOD	$49,011

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JULY 31, 2011

NOTE 1 – BACKGROUND

SurgLine, Inc. (the “Company”) was incorporated in the state of Nevada on March 15, 2011.  The Company provides their customers with high quality surgical products at the lowest possible cost by eliminating the “historical brand premium” typically associated with these types of products.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses from operations and has had no revenues from operations since inception.  From inception on March 15, 2011 through the period ended July 31, 2011, the Company has accumulated net losses of $699,871.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales in accordance with Topic 360 “Revenue Recognition in Financial Statements,” which is when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

In certain cases, the Company enters into agreements with customers that involve the delivery of more than one product or service.  Revenue for such arrangements is allocated to the separate units of accounting using the relative fair value method in accordance with ASC Topic 605. The delivered item(s) is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s) and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At July 31, 2011, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years

At July 31, 2011, property and equipment consisted of office equipment.

Impairment of Long-Lived Assets

Long-Lived Assets, such as property, plant, and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any goodwill or other intangible assets are tested at least annually for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated an impairment of long lived assets as of July 31, 2011.

Income Taxes

Deferred income taxes are provided to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At July 31, 2011, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Federal Depository Insurance Corporation (“FDIC”) insures accounts at each institution up to $250,000.  At July 31, 2011, the Company’s cash accounts were below the insured limit.

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Stock options, warrants and common stock underlying convertible promissory notes are not considered in the calculations for the period ending July 31 2011 as the impact of the potential common shares would be antidilutive and decrease loss per share.  Therefore, diluted loss per share for the period ended July 31, 2011 is equal to basic loss per share.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, accrued liabilities, and advances from affiliates.  The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

ASC Topic 820, “Fair Value Measurements” (“ASC Topic 820”) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value that focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, or inputs that are observable for the assets or liabilities other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active;

•

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

At July 31, 2011, the Company did not have any financial instruments that were required to be reported at fair value in the accompanying financial statements.

Recent Accounting Pronouncements

No accounting standards or interpretations issued recently are expected to a have a material impact on the Company’s financial position, operations or cash flows.

NOTE 4 – CONSULTING AGREEMENT

Constellation Asset Management Agreement

In July 2011, Company entered into a consulting agreement with Constellation Asset Management (“Constellation”) and issued 1,650,000 common shares to Constellation pursuant to the agreement.  The shares were valued at $330,000, or $0.20 per common share.

Constellation also is to receive warrants to purchase 1,000,000 of the Company’s common shares.  The warrant agreements have not been delivered to Constellation as of this date.  The warrants vest immediately, are exercisable for a term of three (3) years with a strike price of $0.50 per share, are subject to anti-dilution adjustments for reorganizations, stock splits, and the like, and, at Constellation’s option, exercisable for cash or in the form of a “cashless exercise.”  The warrants had a fair market value on the grant date of $59,580 based upon the Black-Scholes option pricing model with the following inputs:

Expected dividend yield	0%
Volatility factor	80%
Risk free interest rate	0.75%
Term of warrants (in years)	3.00
Stock price per share on date of grant	$0.20

The volatility factor was based upon the actual volatility of the common stock of publicly traded companies that are comparable to the Company as measured over the expected life of the Warrants.  The stock price was based upon the price received in the Company’s latest private placement of common shares.

Further, pursuant to the agreement, in the event that Company obtains debt or equity financing as a result of Constellation's introduction, the Company agrees to pay Constellation a Finder's Fee equal to ten percent (10%) of the total amount raised on behalf of the Company.

The agreement also includes an anti-dilution provision that requires the Company, in the event it issues any shares of its common stock or any security convertible or exchangeable into shares of its common stock, to issue additional shares to Constellation such that Constellation maintains its effective ownership percentage in the Company as of the date of the agreement. The Company also agreed that, in the event it offers more favorable anti-dilution protection in the future to any investor, the Company will grant those same rights to Constellation.

With respect to the 1,000,000 warrants (the “Warrants”) issued to Constellation, these Warrants vested immediately and the Company immediately expensed the grant date fair value as calculated using the Black-Scholes option pricing model. The Company evaluated the anti-dilution provisions contained in the Constellation Warrant agreement and determined that the Warrant agreement’s provisions did not result in derivative accounting as defined under FASB ASC Topic No. 815-40

The Shares issued pursuant to the Constellation Agreement were originally subject to an anti-dilution provision such that Constellation’s “effective ownership percentage in the Company adjusts so that in the event that the Company issues any shares of Common Stock or any security convertible into or exchangeable for Common Stock to any person or if the Company arranges for any equity funding,” Constellation’s “ownership percentage will be increased to secure” the original ownership percentage at the date the Constellation Agreement was executed. The Company and Constellation amended the Constellation Agreement with retroactive effect to July 7, 2011 to, among other things, delete this anti dilution provision in its entirety.

NOTE 5 – SHARE CAPITAL

The Company has authorized 75,000,000 shares of common stock, par value $0.0001 per share, of which 23,215,000 are issued and outstanding.

On March 15, 2011, the Company issued 20,000,000 common shares to its founders at no cost.

On July 6, 2011, the Company issued 250,000 common shares in a private placement for cash proceeds of $50,000, or $0.20 per share.

In July 2011, the Company issued 1,650,000 common shares for services to Constellation as described in Note 4.  These shares were valued at $330,000, or $0.20 per share, based upon the most recent price received in the private placements discussed above.

NOTE 6 - INCOME TAXES

No provision for federal income taxes has been recognized for the period ended July 31, 2011, as the Company incurred a net operating loss for income tax purposes and has no carryback potential.

The difference between income tax benefit computed by applying the federal statutory corporate tax rate and actual income tax benefit is as follows:

July 31,
2011

Statutory federal income tax rate	34.0%
State income taxes and other	5.4%
Increase in valuation allowance	(39.4)%
Effective tax rate	-

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

July 31,
2011

Net operating loss carryforward	$300,000
Valuation allowance	(300,000)
Deferred income tax asset	$-

The Company has a net operating loss carryforward of approximately $300,000 available to offset future taxable income through 2031.  In addition to any Section 382 limitations on future utilization in the event of a change of control, uncertainties exist as to the net operating loss carryforward’s future utilization under the criteria set forth under ASC 740 and a full valuation allowance has been applied.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company also leases office space in Newport Beach, Ca. on a month-to-month basis for $1,100 per month.

The Company has entered into various consulting agreements with outside consultants but the agreements are not material to the financial statements.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company is managed by its Board of Directors. As of July 31, 2011 the Company owed one of its’ shareholders $500.  The advances do not bear interest and are due upon demand.  There is no principal and interest due on a monthly basis.

During the period ended July 31, 2011, the Company paid an aggregate of $20,000 for consulting services to two companies, one affiliated with a member of our board of directors and one whom is also a significant shareholder in the Company.

NOTE 9 - DEPOSIT

At July 31, 2011, the Company had paid a vendor a $20,000 deposit towards the purchase of surgical products necessary to fulfill a sales order.  The vendor shipped the order in August 2011 and we invoiced our customer upon our delivery.

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date these financial statements were available to be issued,

CONSUMMATION OF REVERSE ACQUISITION

On July 21, 2011, SurgLine entered into a securities exchange agreement with China Nuvo Solar Energy, Inc. (“CNUV”), a Nevada corporation. Pursuant to the Agreement, CNUV agreed to acquire all of the outstanding capital stock of SurgLine in exchange for a number of shares of the CNUV common stock, par value $0.001 per share equal to seventy percent (70%) of the issued and outstanding common stock of CNUV following the Exchange.

On September 1, 2011, the CNUV entered into the First Amendment to the securities purchase agreement (the “Agreement”) with SurgLine and the shareholders of SurgLine.  The transaction closed on September 6, 2011 and CNUV adopted the business plan of SurgLine.

Pursuant to the Agreement, CNUV acquired all of the outstanding capital stock of SurgLine in exchange (the “Share Exchange”) for the original issuance of an aggregate of 857,143 shares (the “Exchange Shares”) of CNUV’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).  Further in accordance with the Agreement, and following an amendment of CNUV’s Articles of Incorporation, the Exchange Shares converted into 3,981,163,909 shares of CNUV common stock, par value $0.001 per share (the “Common Stock”) equal to 70% of the issued and outstanding Common Stock of CNUV.  As a result of the Share Exchange, SurgLine became a wholly-owned subsidiary of CNUV.

Additionally, CNUV issued 142,857 shares of its Series B Preferred Stock to Abod Partners, LLC. (“Abod”).  Abod acted as a consultant to CNUV in facilitating the Agreement by and among CNUV and SurgLine. The 142,857 shares of Series B Preferred Stock were exchanged for 545,364,919 shares of CNUV Common Stock.

At the effective time of the Exchange, CNUV’s board of directors and officers was reconstituted by the resignation of Henry Fong as President and Chief Executive Officer of CNUV and the appointment of Thomas G. Toland as a member of the CNUV’s Board of Directors, President and Chief Executive Officer and Richard Dutch as Secretary and Chief Operating Officer of CNUV.

Based upon the fact that, after the Share Exchange: (1) the former shareholders of SurgLine control over 50% of the outstanding equity of CNUV and (2) the officers of SurgLine have become the officers of CNUV, the Share Exchange will be accounted for as a reverse merger, whereby SurgLine will be the continuing entity for financial reporting purposes and deemed, for accounting purposes, to be the acquirer of CNUV. In accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, SurgLine is deemed to have undergone a recapitalization. Accordingly, although CNUV, as the parent, legally acquired SurgLine in accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, SurgLine’s assets and liabilities will be recorded at their historical carrying amounts, and  no goodwill or other intangible assets will be recorded as a result of the acquisition of SurgLine by CNUV.

On October 12, 2011 China Nuvo Solar Energy, Inc. changed its, name to SurgLine International, Inc. (“SGLN), and SurgLine is now a wholly owned subsidiary of SGLN.